The analysis below illustrates the Penn joint bid structure at various Closing Dates Adjustments to Unadjusted Purchase Price of $604.5 million Buyer / Seller settlement adjustments of $4.0 million Transaction adjustments of $4.5 million (50/50 split with 1Ls and 2Ls adjusted accordingly) Prepetition Trade Claims of $2.0 million The Second Lienholder Payoff Amount of $175.0 million is reduced for transaction adjustments, Wind-Down Expenses, and reserves ($162.0 million) Penn Transaction Summary Exhibit 99.1 Preliminary Draft – Subject to Material Change Prepared at the Request of Counsel Reflects potential bid structure, payment of prepetition trade claims, and Buyer / Seller settlement adjustments Reserve Price reduced for transaction adjustments The Second Lienholder Payoff Amount (“Payoff Amount”) is reduced for transaction adjustments, Wind-Down Expenses, and reserves. The Payoff Amount could increase if certain of the adjustments are not as estimated High level estimate for expenses and reserves necessary to conduct wind-down of the estate